As filed with the Securities and Exchange Commission on April 21, 2004

Registration Statement No. 333-102757

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 5 TO FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SILVER STANDARD RESOURCES INC.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada _______________________________ (Incorporation or Organization)	98-0211014 _______________________________ (I.R.S. Employer Identification No.)

Suite 1180 - 999 West Hastings Street, Vancouver, British Columbia V6C 2W2
(Address Principal Executive Offices)

Jonathan Guest
Perkins, Smith & Cohen, LLP
One Beacon Street
Boston, MA 02108
(617) 854-4000
(Name, Address and Telephone
Number of Agent for Service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1) (2)	Proposed maximum aggregate price per security (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee (4)
Common shares without par value	852,500	$5.47	$4,663,175	$429.01

(1)	Includes (a) 550,000 common shares being registered for resale by two shareholders and (b) 302,500 common shares being registered for resale upon the exercise of warrants.

(2)

This registration statement also covers an indeterminate number of common shares that may be issued by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 of the Securities Act of 1933.

(3)	Calculated pursuant to Rule 457(c) under the Securities Act of 1933 based upon the average of the high and low prices of our common shares reported on the Nasdaq SmallCap Market on January 17, 2003.

(4)	Registration fee paid on January 28, 2003.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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PROSPECTUS

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated April 21, 2004

SILVER STANDARD RESOURCES INC.

852,500 COMMON SHARES

This is an offering of common shares by certain shareholders of Silver Standard Resources Inc. The selling shareholders will receive all of the net proceeds from the sale of the common shares, less any commissions or discounts paid to brokers or other agents. Silver Standard will, however, receive the exercise price upon the exercise of warrants which may occur prior to the sale of the underlying common shares by a selling shareholder. The selling shareholders may sell their shares from time to time in transactions on the Nasdaq SmallCap Market or the TSX Venture Exchange or in privately negotiated transactions at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices.

Our common shares are traded on the Nasdaq SmallCap Market under the symbol “SSRI” and on the TSX Venture Exchange under the symbol “SSO.” The last reported sale price of the common shares on the Nasdaq SmallCap Market on April 19, 2004 was US $14.00 per share.

SEE THE “RISK FACTORS” SECTION ON PAGE 7 FOR A DISCUSSION OF CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON SHARES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ______________

You should rely only on the information contained in or incorporated by reference in this document or to which we have referred you. We have not authorized anyone to provide you with different information. The selling shareholders are not offering the securities in any state where the offer or sale is not permitted. You should not assume that the information in this document is accurate at any date other than the date indicated on the cover page of this prospectus.

In this prospectus, “we”, “us”, “ and “Silver Standard” refer to Silver Standard Resources Inc., a company incorporated under the Company Act (British Columbia), and its subsidiaries.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary may not contain all the information that may be important to you. You should read the entire prospectus and the incorporated information before making an investment decision. You should assume that all figures are stated in U.S. dollars unless indicated otherwise.

Description of Silver Standard Resources Inc.

Since incorporation, we have been involved in the exploration and, when warranted, development and mining of natural resource properties. In 1993, in light of industry reports that showed a continuing annual shortfall in the supply of silver versus demand, we embarked on a long-term plan to acquire significant resources of silver.

We have five projects that we consider our principal mineral property interests, based on ownership and projected property expenditures: (1) the Bowdens Silver Project in the Mudgee District of Australia, (2) a 50% interest in the Manantial Espejo Project in the Province of Santa Cruz, Argentina, (3) the Pirquitas project in Argentina, (4) the Shafter Silver Project in Texas, U.S.A. and (5) La Pitarrilla property in Durango State, Mexico. Our secondary properties, those under option or with lower projected property expenditures, include the Diablillos project in Argentina, the Challacollo Silver project in Chile, an option to acquire a 55% interest in the Maverick Springs Project in northern Nevada, U.S.A., an option to acquire all of the in-ground silver resources contained in the Berenguela project located in Peru, the San Marcial Silver project in Mexico, the Silvertip project in British Columbia and the Sunrise Lake property located in the Northwest Territories, Canada. We also hold two long-term properties: the Candelaria Mine located in west central Nevada, U.S.A. and the Sulphurets project in British Columbia. None of our properties is beyond the advanced exploration stage and presently there is no assurance that any of our mining properties contains a commercially viable ore body until further exploration work is done and/or a final feasibility study based upon such work is concluded.

Our principal executive offices are located at Suite 1180, 999 West Hastings Street, Vancouver, BC V6C 2W2 and our telephone number is (604) 689-3846.

The Offering

Common shares being offered by the Selling Shareholders	Up to 852,500 common shares.
o 550,000 shares were issued to selling shareholders in a private placement we completed in December 2002.

o 302,500 shares are issuable upon the exercise of share purchase warrants issued in the December 2002 private placement. The warrants are exercisable until December 18,
2004 at an exercise price of US $5.05 per share.

Use of Proceeds	We will not receive any proceeds from the sale of the common shares offered by the selling shareholders. We will receive aggregate proceeds of US $1,527,625 if all of the warrants are exercised. Proceeds from the exercise of warrants, if any, will be used for working capital purposes.

Listing and Quotation of Our Common Shares	Our common shares are quoted on the Nasdaq SmallCap Market under the symbol "SSRI" and are listed on the TSX Venture Exchange under the symbol "SSO".

Risk Factors	An investment in our common shares is speculative and involves a high degree of risk. Before making an investment, you should read this entire prospectus, and the information incorporated in it by reference, carefully. You should also consider the information under the heading "Risk Factors" on page 5.

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RISK FACTORS

Investment in our securities involves certain elements of risk. Investors should carefully consider the following factors before investing in the common shares. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. If we do not successfully address any of the risks described below, we could experience a material adverse effect on our business, operating results and financial condition and our share price may decline. We cannot be certain that we will successfully address any of these risks.

Our exploration programs may not result in a commercial mining operation.

Mineral exploration involves significant risk because few properties that are explored contain bodies of ore that would be commercially economic to develop into producing mines. Our mineral properties are without a known body of commercial ore and our proposed programs are an exploratory search for ore. We do not know whether our current exploration programs will result in any commercial mining operation. If the exploration programs do not result in the discovery of commercial ore, we will be required to acquire additional properties and write-off all of our investments in our existing properties.

We may not have sufficient funds to complete further exploration programs.

We have limited financial resources, do not generate operating revenue, and must finance our exploration activity by other means. We do not know whether additional funding will be available for further exploration of our projects or to fulfil our anticipated obligations under our existing property agreements. If we fail to obtain additional financing, we will have to delay or cancel further exploration of our properties, and we could lose all of our interest in our properties.

Factors beyond our control may determine whether any mineral deposits we discover are sufficiently economic to be developed into a mine.

The determination of whether our mineral deposits are economic is affected by numerous factors beyond our control. These factors include:

o   market fluctuations for precious metals;

o   the proximity and capacity of natural resource markets and processing equipment; and

o   government regulations as to governing prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and      environmental protection.

We have no revenue from operations and no ongoing mining operations of any kind.

We are a mineral exploration company and have no revenues from operations and no ongoing mining operations of any kind. If our exploration programs successfully locate an economic ore body, we will be subject to additional risks associated with mining:

o	We will require additional funds to place the ore body into commercial production. Substantial expenditures will be required to:

o	establish ore reserves through drilling;
o	develop metallurgical processes to extract the metals from the ore; and
o	construct the mining and processing facilities at any site chosen for mining.

We do not know whether additional financing will be available at all or on acceptable terms. If additional financing is not available, we may have to postpone the development of, or sell, the property.

o	The majority of our property interests are not located in developed areas and as a result may not be served by appropriate:

o	road access;
o	water and power supply; and
o	other support infrastructure.

These items are often needed for development of a commercial mine. If we cannot procure or develop roads, water, power and other infrastructure at a reasonable cost, it may not be economic to develop properties, where our exploration has otherwise been successful, into a commercial mining operation.

o

In making determinations about whether to proceed to the next stage of development, we must rely upon estimated calculations as to the mineral reserves and grades of mineralization on our properties. Until ore is actually mined and processed, mineral reserves and grades of mineralization must be considered as estimates only. Any material changes in mineral reserve estimates and grades of mineralization will affect the economic viability of the placing of a property into production and a property's return on capital.

o	Mining operations often encounter unpredictable risks and hazards that add expense or cause delay. These include:

o	unusual or unexpected geological formations;
o	power outages;
o	labour disruptions;
o	flooding; explosions; rockbursts; cave-ins; landslides, and
o	inability to obtain suitable or adequate machinery equipment or labour.

o	We may become subject to liabilities in connection with:

o	pollution;
o	cave-ins; or
o	hazards against which we cannot insure against or which may elect not to insure.

The payment of these liabilities could require the use of financial resources that would otherwise be spent on mining operations.

o	Mining operations and exploration activities are subject to national and local laws and regulations governing:

o	prospecting, development, mining and production;
o	exports and taxes;
o	labour standards, occupational health and mine safety;
o	waste disposal, toxic substances, land use and environmental protection.

In order to comply, we may be required to make capital and operating expenditures or to close an operation until a particular problem is remedied. In addition, if our activities violate any such laws and regulations, we may be required to compensate those suffering loss or damage, and may be fined if convicted of an offence under such legislation.

o	Our profitability and long-term viability will depend, in large part, on the market price of silver, gold, zinc and lead. The market prices for these metals are volatile and are affected by numerous factors beyond our control, including:

o	global or regional consumption patterns;
o	supply of, and demand for, silver, gold, zinc and lead;
o	speculative activities;
o	expectations for inflation; and
o	political and economic conditions.

We cannot predict the effect of these factors on metals prices.

Our properties may be subject to uncertain title.

We own, lease or have under option, unpatented and patented mining claims, mineral claims or concessions which constitute our property holdings. The ownership and validity, or title, of unpatented mining claims and concessions are often uncertain and may be contested. A successful claim contesting our title to a property will cause us to lose our rights to explore and, if warranted, develop that property. This could result in our not being compensated for our prior expenditures relating to the property.

Land reclamation requirements for our exploration properties may be burdensome.

Although variable depending on location and the governing authority, land reclamation requirements are generally imposed on mineral exploration companies (as well as companies with mining operations) in order to minimize long term effects of land disturbance. Reclamation may include requirements to:

o	control dispersion of potentially deleterious effluents; and
o	reasonably re-establish pre-disturbance land forms and vegetation.

In order to carry out reclamation obligations imposed on us in connection with our mineral exploration, we must allocate financial resources that might otherwise be spent on further exploration programs.

Political or economic instability or unexpected regulatory change in the countries where our properties are located could adversely affect our business.

Certain of our properties are located in countries, provinces and states more likely to be subject to political and economic instability, or unexpected legislative change, than is usually the case in certain other countries, provinces and states. Our mineral exploration activities could be adversely affected by:

o	political instability and violence;
o	war and civil disturbance;
o	expropriation or nationalization;
o	changing fiscal regimes;
o	fluctuations in currency exchange rates;
o	high rates of inflation;
o	underdeveloped industrial and economic infrastructure; and
o	unenforceability of contractual rights;

any of which may adversely affect our business in that country.

We may be adversely affected by fluctuations in foreign exchange rates.

We maintain our accounts in Canadian and U.S. dollars. Any appreciation in the currencies of Argentina, Australia, Chile, Mexico or other countries where we carryout exploration activities against the Canadian or U.S. dollar will increase our costs of carrying out operations in such countries. In addition, any decrease in the U.S. dollar against the Canadian dollar will result in a loss on our books to the extent we hold funds in U.S. dollars.

We face industry competition in the acquisition of exploration properties and the recruitment and retention of qualified personnel.

We compete with other exploration companies, many of which have greater financial resources than us or are further in their development, for the acquisition of mineral claims, leases and other mineral interests as well as for the recruitment and retention of qualified employees and other personnel. If we require and are unsuccessful in acquiring additional mineral properties or personnel, we will not be able to grow at the rate we desire or at all.

Some of our directors and officers have conflicts of interest as a result of their involvement with other natural resource companies.

Some of our directors and officers are directors or officers of other natural resource or mining-related companies such as, at present, Mr. Quartermain who serves as a director and officer of Radiant Resources Inc. (formerly Pacific Sapphire Company Ltd.) and as a director of Canplats Resources Corporation, IAMGold Corporation (formerly Repadre Capital Corporation), Western Silver Corporation (formerly Western Copper Holdings Ltd.), Vista Gold Corporation, Paso Rico Resources Ltd., Esperenza Silver Corporation (formerly Reliant Ventures Ltd.) and Strathmore Minerals Corp. These associations give rise to conflicts of interest from time to time. In particular, our directors who also serve as directors of other companies in the same industry may be presented with business opportunities which are made available to such competing companies and not to us.

Enforcement of judgments or bringing actions outside the United States against us and our directors and officer may be difficult.

We are organized under the law of and headquartered in British Columbia, Canada, and none of our directors and officers are citizens or residents of the United States. In addition, a substantial part of our assets are located outside the United States and Canada. As a result, it may be difficult or impossible for an investor to (a) enforce in courts outside the United States judgments against us and our directors and officers obtained in United States' courts based upon the civil liability provisions of United States' federal securities laws or (b) bring in courts outside the United States an original action against us and our directors and officers to enforce liabilities based upon such United States' securities laws.

USE OF PROCEEDS

All of the net proceeds from the sale of our common shares by the selling shareholders will go to them upon the sale of such shares. Accordingly, we will not receive any proceeds from the sales of our common shares by the selling shareholders. We will, however, receive the exercise price of US $5.05 upon the exercise of warrants which may occur prior to the sale of the underlying common shares by a selling shareholder. In the event all of the warrants are exercised, we will receive an aggregate of US $1,527,625. The warrant holders are not obligated to exercise the warrants, and if none are exercised, we will not receive any proceeds. Any proceeds received from the exercise of warrants will be used for working capital purposes.

Our principal reason for completing the offering of shares and warrants to the selling shareholders was to raise funds to allow us to acquire silver resource properties that become available for acquisition.

DESCRIPTION OF SECURITIES TO BE REGISTERED

We are authorized to issue 100,000,000 common shares without par value. As at April 20, 2004, we had 47,489,669 issued and outstanding common shares. Each common share entitles the holder to dividends if, as and when declared by the directors, to one vote at all meetings of holders of common shares and to participate ratably in any distribution of our assets upon liquidation, dissolution or winding up, subject to the prior rights of holders of shares ranking in priority to the common shares.

All of the common shares issued, or to be issued, to the selling shareholders shall be in registered form rather than bearer shares.

CAPITALIZATION

The following table sets out our capitalization as of February 29, 2004. The capitalization information set forth in the table below is qualified by, and you should read it in conjunction with, our more detailed consolidated financial statements and notes to financial statements incorporated by reference in this prospectus.

February 29, 2004 (in Canadian dollars)

Shareholders' Equity

Common shares (100,000,000 common shares
authorized - 46,636,607 issued and outstanding	$154,034,000
as of February 29, 2004)(1)

Value assigned to stock options and warrants	$8,090,000

Deficit	$31,600,000

Total Shareholders' Equity	$130,524,000

Total Capitalization	$130,524,000

Notes:

(1)	Does not include the exercise into our common shares of any options or warrants outstanding as of February 29, 2004 or that may be issued thereafter.

The following table presents the resolutions of our directors, by date, that authorize the creation and issuance of shares and sets out the nature, number of shares and dollar amount of each authorized issue.

Date of Resolution	Reason for Issue	Securities Issued	Amount (Cdn $)

April 18, 2000	Incentive stock options	Options to acquire 800,000 shares (1)	N/A

April 25, 2000	Property interest acquisition	27,500 shares	$67,000

May 17, 2000	Incentive stock options	Options to acquire 51,000 shares (2)	N/A

June 6, 2000	Incentive stock options	Options to acquire 416,000 shares (3)	N/A

November 6, 2000	Private placement	1,633,334 shares 1,633,334 warrants (4)	$2,450,000

November 6, 2000	Finder's fee	86,666 shares 86,666 warrants (4)	$130,000

December 29, 2000	Incentive stock options	Options to acquire 800,000 shares (5)	N/A

May 23, 2001	Private placement	764,000 shares 764,000 warrants (6)	$1,505,080

May 23, 2001	Finder's fee	24,570 shares 24,570 warrants (6)	$48,403

July 3, 2001	Property interest acquisition	400,000 shares	$920,000

August 17, 2001	Incentive stock options	Options to acquire 685,000 shares (7)	N/A

September 27, 2001	Property interest acquisition	600,000 shares 600,000 warrants (8)	$2,288,000

October 15, 2001	Private placement	1,150,000 shares 1,150,000 warrants (9)	$2,990,000

October 15, 2001	Finder's fee	34,700 shares 34,700 warrants (9)	$90,220

November 7, 2001	Incentive stock options	Options to acquire 450,000 shares (10)	N/A

January 2, 2002	Incentive stock options	Options to acquire 385,000 shares (11)	N/A

January 16, 2002	Property interest acquisition	383,025 shares	$1,613,200

January 16, 2002	Donation	10,000 shares	$40,700

March 25, 2002	Property interest acquisition	70,922 shares	$300,000

April 24, 2002	Private placement	4,200,000 shares 4,200,000 warrants (12)	$16,800,000

April 24, 2002	Finder's fee	80,640 shares 80,640 warrants (12)	$322,560

June 21, 2002	Property interest acquisition	Convertible debenture(13)	$2,035,318

June 28, 2002	Property interest acquisition	142,970 shares	$1,366,830

August 2, 2002	Incentive stock options	Options to acquire 443,400 shares (14)	N/A

August 19, 2002	Property interest acquisition	45,706 shares	$314,000

August 30, 2002	Asset acquisition	45,000 shares	$276,750

October 10, 2002	Asset acquisition	8,000	$49,200

November 1, 2002	Incentive stock options	Options to acquire 40,000 shares (15)	N/A

November 27, 2002	Property interest acquisition	100,000 shares	$618,000

December 17, 2002	Private placement	550,000 shares 302,500 warrants (16)	$3,448,500

January 31, 2003	Incentive stock options	Options to acquire 441,600 shares (17)	N/A

April 4, 2003	Stock Option Plan	Options to acquire 8% of issued and outstanding shares (18)	N/A

April 22, 2003	Asset acquisition	5,000 shares	$35,500

June 6, 2003	Asset acquisition	83,004 shares	$576,048

July 15, 2003	Interest payment	9,980 shares	$74,850

September 4, 2003	Incentive Stock Options	Options to acquire 95,000 shares (19)	N/A

December 23, 2003	Incentive Stock Options	Options to acquire 270,000 shares (20)	N/A

January 16, 2004	Private placement	2,995,000 shares 1,477,500 warrants (21)	$43,734,000

January 16, 2004	Finder's fee	31,250 shares 41,625 warrants (22)	$1,232,562.50

April 4, 2004	Property interest acquisition	17,500 shares	$371,700

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(1)     Each option exercisable for one common share at a price of $2.10 until April 17, 2005.

(2)     Each option exercisable for one common share at a price of $2.00 until May 16, 2005.

(3)     Each option exercisable for one common share at a price of $2.09 until June 5, 2005.

(4)     Each warrant exercisable for one common share at a price of $1.50 until November 9, 2002.

(5)     Each option exercisable for one common share at a price of $1.90 until December 28, 2005.

(6)     Each warrant exercisable for one common share at a price of $2.32 until June 25, 2003.

(7)     Each option exercisable for one common share at a price of $2.50 until August 16, 2006.

(8)     Each warrant exercisable for one common share at a price of $3.50 until October 1, 2002.

(9)     Each warrant exercisable for one common share at a price of $3.00 until October 29, 2003.

(10)     Each option exercisable for one common share at a price of $3.01 until November 6, 2006.

(11)     Each option exercisable for one common share at a price of $4.25 until January 1, 2007.

(12)     Each warrant exercisable for one common share at a price of $4.80 until May 10, 2004.

(13)     Convertible at $5.80 per share until June 26, 2003.

(14)     Each option exercisable for one common share at a price of $8.00 until August 2, 2007.

(15)     Each option exercisable for one common share at a price of $6.23 until October 31, 2007.

(16)     Each warrant exercisable for one common share at a price of US $5.05 (Cdn $7.82) until December 18, 2004.

(17)     Each option exercisable for one common share at a price of $9.10 until January 31, 2008.

(18)	The plan provides for the grant of incentive stock options to acquire up to 8% of our issued and outstanding shares, previously granted stock options, at the prevailing market price on the TSX Venture Exchange.

(19)	Each option exercisable for one common share at a price of $10.35. A total of 80,000 are exercisable until September 3, 2005 and 15,000 until September 3, 2008.

(20)	Each option exercisable for one common share at a price of $12.85 until December 22, 2008.

(21)	Each warrant exercisable for one common share at a price of $18.50 until January 15, 2006.

(22)	Each warrant exercisable for one common share at a price of $18.50 until January 15, 2006.

RECENT PRICE HISTORY

Our common shares are traded on the Nasdaq SmallCap Market under the symbol "SSRI" and the TSX Venture Exchange under the symbol "SSO." The following tables set out the reported high and low prices for (a) the five most recent fiscal years; (b) each quarterly period for the past two fiscal years and for the first quarter of 2004; and (c) each month for the past six months.

High and Low Price for the Five Most Recent Fiscal Years on the TSX (Cdn$'s)

Fiscal Year Ended	High	Low

December 31, 2003	$15.75	$5.35

December 31, 2002	$11.90	$3.45

December 31, 2001	$4.30	$1.87

December 31, 2000	$2.95	$1.50

December 31, 1999	$2.90	$1.25

High and Low Price for the Five Most Recent Fiscal Years on the Nasdaq SmallCap Market (US$'s)

Fiscal Year Ended	High	Low

December 31, 2003	$12.30	$3.55

December 31, 2002	$7.80	$2.16

December 31, 2001	$2.75	$1.28

December 31, 2000	$2.00	$1.09

December 31, 1999	$2.06	$0.78

High and Low Prices for each Quarterly Period for the Past Two Fiscal Years and for the First Quarter of 2004 on the TSX (Cdn$'s)

Period Ended	High	Low

March 31, 2004	$23.00	$13.35

December 31, 2003	$15.75	$7.91

September 30, 2003	$11.75	$6.85

June 30, 2003	$7.30	$6.26

March 31, 2003	$9.89	$5.35

December 31, 2002	$8.56	$5.17

September 30, 2002	$10.70	$5.00

June 30, 2002	$11.90	$4.20

March 31, 2002	$4.71	$3.45

High and Low Prices for each Quarterly Period for the Past Two Fiscal Years and for the First Quarter of 2004 on the Nasdaq SmallCap Market (US$'s)

Period Ended	High	Low

March 31, 2004	$17.37	$10.21

December 31, 2003	$12.30	$5.81

September 30, 2003	$8.55	$4.96

June 30, 2003	$5.43	$3.55

March 31, 2003	$6.39	$3.55

December 31, 2002	$5.51	$3.22

September 30, 2002	$7.02	$3.13

June 30, 2002	$7.80	$2.66

March 31, 2002	$2.97	$2.16

High and Low Prices for each Month for the Past Six Months on the TSX (Cdn$'s)

Month Ended	High	Low

March 31, 2004	$23.00	$19.81

February 29, 2004	$21.67	$14.12

January 31, 2004	$17.00	$13.35

December 31, 2003	$15.75	$12.25

November 30, 2003	$14.24	$8.80

October 31, 2003	$9.71	$7.91

High and Low Prices for each Month for the Past Six Months on the Nasdaq SmallCap Market (US$'s)

Month Ended	High	Low

March 31, 2004	$17.37	$14.65

February 29, 2004	$16.52	$10.64

January 31, 2004	$13.67	$10.21

December 31, 2003	$12.30	$9.30

November 30, 2003	$6.99	$6.60

October 31, 2003	$6.38	$5.81

SELLING SHAREHOLDERS

On December 18, 2002, we sold Elliott International, L.P. and The Liverpool Limited Partnership an aggregate of 550,000 of our common shares and warrants to purchase 302,500 of our common shares at an exercise price of US $5.05 (Cdn $7.82) per share, subject to adjustment upon the occurrence of certain events. In consideration for locating purchasers of our common shares and warrants, we paid a placement finder’s fee of $94,668.75 to Ram Capital Resources. We have agreed to include in this registration statement the common shares issued to the selling shareholders and the common shares issuable upon exercise of the warrants.

The selling shareholders are not under any obligation to sell all or any portion of their common shares, nor are the selling shareholders obligated to sell any of their common shares immediately under this prospectus. We cannot estimate the number of the common shares that will be held by the selling shareholders after completion of this offering. We have, however, for the purposes of the following table, assumed that, after completion of this offering, none of the common shares covered by this prospectus will be held by the selling shareholders. We have also assumed, for the purposes of the following table, that all of our common shares authorized for issuance to the selling shareholders upon the exercise of warrants have been issued as of April 20, 2004.

The following table provides certain information with respect to the common shares held by the selling shareholders as of April 20, 2004. This information is based on information provided to us by the selling shareholders. The percentages indicated for each selling shareholder are based on 47,489,669 of our common shares issued and outstanding as of April 20, 2004.

	Shares Beneficially Owned Prior to Offering		Shares to be Offered		Shares Beneficially Owned After Offering

Selling Shareholders	Number	Percent	Number	Percent	Number	Percent

Elliott International L.P.(1)	916,375	1.9%	166,375	0.4%	750,000	1.6%
c/o Elliott Management
Corporation
712 Fifth Avenue
New York, New York 10019

The Liverpool Limited(1)	136,125	0.3%	136,125	0.3%	Nil	0%
Partnership
c/o Elliott Management
Corporation
712 Fifth Avenue
New York, New York 10019

(1)	The Liverpool Limited Partnership is wholly-owned by Elliott Associates, L. P., a Delaware Limited Partnership ("Elliott"). Paul E. Singer ("Singer") is a general partner of Elliott Associates, L. P. ("Elliott") and controls the other general partner. Singer also controls Hambledon, Inc., the general partner of Elliott International, L.P.("Elliott International") and Elliott International Capital Advisors, Inc., the investment manager of Elliott International.

PLAN OF DISTRIBUTION

The common shares which may be sold by the selling shareholders and any of their pledgees, donees, transferees or other successors-in-interest, may be disposed of from time to time in one or more transactions, which may involve:

o	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

o	sales on the Nasdaq SmallCap Market, TSX Venture Exchange, or any other principal market on which the common shares trade at the time of sale, including directly with a market maker acting as principal;

o	privately-negotiated transactions, which include direct sales to purchasers and sales effected through agents;

o	a block trade in which the broker or dealer will attempt to sell the common shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o	purchases by a broker or dealer as principal and resale by that broker or dealer for its own account;

o	an exchange distribution in accordance with the rules of that exchange or transactions in the over-the-counter market;

o	short sales;

o	the pledge of the security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves sell or transfer the common shares or their interest in such securities;

o	the transfer of the common shares by the selling shareholders to their partners, members or shareholders;

o	a combination of any of the above; or

o	any other method permitted by applicable law.

The sale price of the common shares pursuant to this prospectus may be:

o	a fixed price;

o	the market price prevailing at the time of sale;

o	a price related to such prevailing market price;

o	a negotiated price; or

o	at any other prices as the selling shareholders may determine, including sales below the market price.

In addition, the common shares covered by this prospectus may also be sold in private transactions pursuant to Rule 144 under the Securities Act of 1933 (the “Securities Act”), rather than pursuant to this prospectus. The selling shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of the common shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling shareholders may engage broker-dealers to participate in the sales. Such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholders and/or the purchasers of the shares for whom broker-dealers may act as agent or to whom they may sell as principals or both (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions).

Under certain circumstances, the selling shareholders and any broker-dealers that act in connection with the sales of the shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the sale of the shares as principals may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

EXPENSES

We are required to pay all fees and expenses (other than brokerage commissions) incident to the registration of the common shares.

The following table sets forth the expenses payable by us in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimates, other than the registration fee.

SEC Registration Fee	US$429.01

Printing and engraving expenses	US$2,000

Legal fees and expenses	US$15,000

Accountants' fees and expenses	US$4,000

Miscellaneous expenses	US$1,570.99

Total	US$23,000

DIVIDEND POLICY

We have not declared any dividends for the last five years and do not anticipate that we will do so in the foreseeable future. Our present policy is to retain future earnings for use in our operations and the expansion of our business.

LEGAL MATTERS

The validity of the common shares offered by this prospectus will be passed upon by our counsel, Bragagnolo & Ovsenek, Solicitors, Vancouver, British Columbia. Joseph Ovsenek, a partner at the law firm of Bragagnolo & Ovsenek, Solicitors, counsel to Silver Standard, has accepted an offer to be appointed an officer of Silver Standard, effective February 1, 2003.

EXPERTS

Our consolidated financial statements as at December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 incorporated in this prospectus and registration statement by reference to the Annual Report on Form 20-F for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Our Annual Report on Form 20-F for the fiscal year ended December 31, 2002, which is incorporated in this registration statement and prospectus by reference, contains one or more statements, reports, or other information attributed to each of the following persons as experts in the field of mining engineering:

o	Pincock, Allen & Holt, a division of Hart Crowser Inc., 274 Union Boulevard, Suite 200, Lakewood, Colorado 80228-1835

o	Mine Development Associates, 210 South Rock Boulevard, Reno, Nevada 89502.

Each of the above mining engineering experts is a full service mine engineering company offering a full range of mining consulting services worldwide encompassing all aspects of mining ranging from original prospect evaluation through feasibility and project development and into production.

The statements, reports, or other information from PricewaterhouseCoopers LLP, Pincock, Allen & Holt and Mine Development Associates are incorporated in this registration statement and prospectus with the consent of each of these experts.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC. This means we can disclose important information to you by referring you to another document filed by us with the SEC. This information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (all of which have file no. 0-26424) and any future filings we make with the SEC under Sections 12, 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Securities Exchange Act") until this offering is completed:

(a)	The description of our common shares contained in our Registration Statement under the Securities Exchange Act of 1934 on Form 20-F, file no. 0-26424 filed on July 13, 1995.

(b)	Our Form 20-F for the fiscal year ended December 31, 2002, filed on May 23, 2003.

(c)	Each of the following filed under cover of Form 6-K on the date indicated:

o	our unaudited financial statements for the quarter ended March 31, 2003 filed on June 3, 2003;

o	our material change report disclosing the acquisition of the Sunrise Property filed on June 23, 2003;

o	our unaudited financial statements for the quarter ended June 30, 2003 filed on September 4, 2003;

o	our material change report disclosing La Pitarrilla property silver discovery filed on October 31, 2003;

o	our unaudited financial statements for the quarter ended September 30, 2003 filed on November 26, 2003;

o	our material change report disclosing the completion of a Cdn $43.7 million private placement filed on January 19, 2004;

o	our material change report disclosing the acquisition of the in-ground silver resources at the Berenguela project filed on April 1, 2004;

In addition, all subsequent annual reports filed on Form 20-F, Form 40-F, or on Form 10-K, and any subsequent reports on Forms 10-Q and 8-K, filed by us pursuant to the Securities Exchange Act, prior to the termination of the offering hereby, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. We may incorporate by reference any reports on Form 6-K submitted by us to the SEC under the Securities Exchange Act by identifying on such reports that they are being incorporated by reference into this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus (or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that is incorporated into this prospectus. Such requests should be directed to our Corporate Secretary at: Silver Standard Resources Inc., Suite 1180, 999 West Hastings Street, Vancouver, BC V6C 2W2; (604) 689-3846.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 to register the securities offered in this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and its exhibits. If we filed the contract or document as an exhibit to the registration statement, you should refer to the exhibit for more information.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith file reports and other information with the SEC. Such reports and other information, including the registration statement on Form F-3 of which this prospectus is a part, can be read and copied, at prescribed rates, at the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

ENFORCEMENT OF CIVIL LIABILITIES

The enforcement by purchasers of the common shares offered in this prospectus of civil liabilities under the federal securities laws of the United States may be adversely affected by the fact that Silver Standard is a Canadian company, its directors and officers are residents of Canada, and the majority of Silver Standard's assets and all or a substantial portion of the assets of such other persons are located outside the United States. As a result, it may be difficult for purchasers to effect service of process within the United States upon such persons or to realize against them in the United States upon judgments of courts of the United States predicated upon civil liabilities under securities laws of the United States. There is also doubt as to whether Canadian courts will enforce liabilities created by United States federal securities laws, or judgments of United States courts based on those laws.

FORWARD-LOOKING INFORMATION

All statements other than statements of historical fact included in this prospectus regarding Silver Standard's financial position, business strategy and plans and objectives of management of Silver Standard for future operations, are forward-looking statements. When used in this prospectus, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to Silver Standard or its management, identify forward-looking statements. These forward-looking statements are based on the beliefs of Silver Standard's management, as well as assumptions made by and information currently available to Silver Standard's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors such as those disclosed under "Risk Factors" in this prospectus, including but not limited to, competitive factors and pricing pressures, changes in legal and regulatory requirements and general economic conditions. Such statements reflect the current views of Silver Standard with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, and growth strategy of Silver Standard.

You are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date they were made. Silver Standard is not under any obligation, and expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to Silver Standard, its affiliates or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements referred to in this section.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Under our Articles, subject to the provisions of the Company Act of British Columbia (the “Act”), Silver Standard shall indemnify a director or former director of Silver Standard and the directors may cause Silver Standard to indemnify a director or former director of a corporation of which Silver Standard is or was a shareholder and the heirs and personal representatives of all such persons against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including any amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a director of Silver Standard or a director of such corporation, including any action brought by Silver Standard or any such corporation. Each director of Silver Standard on being elected or appointed shall be deemed to have contracted with Silver Standard on the terms of this indemnity.

Subject to the provisions of the Company Act, the directors may cause Silver Standard to indemnify any officer, employee or agent of Silver Standard or of a corporation of which Silver Standard is or was a shareholder (notwithstanding that he or she is also a director) and his heirs and personal representatives against all costs, charges and expenses whatsoever incurred by him or them and resulting from his acting as an officer, employee or agent of Silver Standard or such corporation. In addition, Silver Standard shall indemnify the Secretary or an Assistant Secretary of Silver Standard (notwithstanding that he is also a director) and his respective heirs and legal representatives against all costs, charges and expenses whatsoever incurred by him or them and arising out of the functions assigned to the Corporate Secretary by the Act or Articles of Silver Standard and each such Secretary or Assistant Secretary shall on being appointed be deemed to have contracted with Silver Standard on the terms of this indemnity.

The failure of a director or officer of Silver Standard to comply with the provisions of the Company Act or of the Memorandum or the Articles shall invalidate any indemnity to which he or she is entitled.

The directors may cause Silver Standard to purchase and maintain insurance for the benefit of any person who is or was serving as a director, officer, employee or agent of Silver Standard or as a director, officer, employee or agent of any corporation of which the company is or was a shareholder and his or her heirs or personal representatives against any liability incurred by him or her as a director, officer, employee or agent.

Item 9. Exhibits.

The following documents are filed as part of this Registration Statement.

Exhibit No.	Exhibit

4

Form of warrant certificate issued to the selling shareholders incorporated by reference from Exhibit 4 to our Registration Statement under the Securities Act of 1933 on Form F-3, Registration No. 333-102757 filed on January 28, 2003

5	Opinion of Bragagnolo & Ovsenek as to the legality of the securities being registered incorporated by reference from Exhibit 5 to our Registration Statement under the Securities Act of 1933 on Form F-3, Registration No. 333-102757 filed on January 28, 2003

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Bragagnolo & Ovsenek to the use of its opinion as an exhibit to their Registration Statement is included in their opinion filed as Exhibit 5

23.3	Consent of Pincock, Allen & Holt, a division of Hart Crowser Inc.

23.4	Consent of Mine Development Associates

24	Powers of Attorney (contained as part of the Signature Pages)

99

Form of subscription agreement entered into by Silver Standard with each of the selling shareholders incorporated by reference from Exhibit 99 to our Registration Statement under the Securities Act of 1933 on Form F-3, Registration No. 333-102757 filed on January 28, 2003

Item 10. Undertakings.

    (a)        The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Not withstanding the foregoing, with respect to registration statements on Form F-3 (Section 239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Section 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise (other than insurance), the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on April 21, 2004.

SILVER STANDARD RESOURCES INC.

By:

/s/Robert Quartermain
_________________________________
Robert Quartermain President, Chief Executive Officer and Director

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitute and appoint Robert Quartermain, Ross Mitchell or each of them, individually with full powers of substitution and resubstitution, our true and lawful attorneys-in-fact and agents, with full powers to them and each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form F-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits hereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, with full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as to each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert Quartermain	President and Chief Executive Officer (principal executive officer) and	April 21, 2004
Director
Robert Quartermain

	Director	April 21, 2004

/s/ R.E. Gordon Davis

R.E. Gordon Davis

	Director	April 21, 2004

* /s/ David Johnston

David Johnston

	Director	April 21, 2004

* /s/ Catherine McLeod-Seltzer

Catherine McLeod-Seltzer

	Director	April 21, 2004

* /s/ William Meyer

William Meyer

/s/ Ross Mitchell	Vice President, Finance and Chief Financial Officer (principal financial	April 21, 2004
_________________________	accounting officer)
Ross Mitchell

* /s/ James Whelan	Authorized representative in the United States	April 21, 2004
_________________________
James Whelan

* By: /s/ Robert A. Quartermain	Attorney-in Fact
____________________________ Robert A. Quartermain

EXHIBIT INDEX

Exhibit No.	Exhibit

4

Form of warrant certificate issued to the selling shareholders incorporated by reference from Exhibit 4 to our Registration Statement under the Securities Act of 1933 on Form F-3, Registration No. 333-102757 filed on January 28, 2003

5	Opinion of Bragagnolo & Ovsenek as to the legality of the securities being registered incorporated by reference from Exhibit 5 to our Registration Statement under the Securities Act of 1933 on Form F-3, Registration No. 333-102757 filed on January 28, 2003

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Bragagnolo & Ovsenek to the use of their opinion as an exhibit to this Registration Statement is included in their opinion filed as Exhibit 5

23.3	Consent of Pincock, Allen & Holt, a division of Hart Crowser Inc.

23.4	Consent of Mine Development Associates

24	Powers of Attorney (contained as part of the Signature Pages)

99

Form of subscription agreement entered into by Silver Standard with each of the selling shareholders incorporated by reference from Exhibit 99 to our Registration Statement under the Securities Act of 1933 on Form F-3, Registration No. 333-102757 filed on January 28, 2003

End of Filing